UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 1 9, 2019 ( December 17, 2019 )

Date of Report (Date of earliest event reported)

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value 12 1/2 cents per share	IFF	New York Stock Exchange
6.00% Tangible Equity Units	IFFT	New York Stock Exchange
0.500% Senior Notes due 2021	IFF 21	New York Stock Exchange
1.75% Senior Notes due 2024	IFF 24	New York Stock Exchange
1.800% Senior Notes due 2026	IFF 26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On December 16, 2019, International Flavors & Fragrances Inc. (the “Company”) appointed Richard A. O’Leary to the role of Executive Vice President, Integration Officer of the Joint Integration Office in connection with the Company’s previously announced merger with DuPont’s Nutrition & Biosciences (N&B) business. In this role, Mr. O’Leary will oversee the Company’s strategic planning efforts to integrate the N&B business with the Company. In connection with this appointment, Mr. O’Leary will step down from his role as the Company’s Executive Vice President and Chief Financial Officer effective January 20, 2020.

The Company has also announced that Rustom Jilla will join its management team as Executive Vice President and Chief Financial Officer, effective January 20, 2020.

Mr. Jilla, 58, joins the Company from MSC Industrial Supply Co.., where he most recently served as Executive Vice President and Chief Financial Officer since July, 2015. Prior to that, Mr. Jilla served as Chief Financial Officer of Dematic Group, a global provider of warehouse logistics and inventory management solutions, from April 2013 through September 2014. From September 2002 to April 2013, Mr. Jilla served as Chief Financial Officer of Ansell Limited. Mr. Jilla received an M.B.A. in finance and corporate policy & management from the Wharton School of Business at the University of Pennsylvania and a bachelor’s degree in commerce from the University of Sri Jayewardenepura in Sri Lanka. He is also a Chartered Accountant (Sri Lanka) and Chartered Management Accountant (United Kingdom). Mr. Jilla will become a member of the Company’s Executive Committee.

There is no arrangement or understanding between Mr. Jilla and any other person pursuant to which Mr. Jilla has been appointed as the Company’s Chief Financial Officer. There are no family relationships between Mr. Jilla and any of the Company’s directors or executive officers, and Mr. Jilla is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company regarding these matters is being furnished as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference.

(c)

The information set forth above is incorporated by reference into this Item.

(e)

In connection with his appointment, Mr. Jilla has agreed to a base salary of $570,000, an annual target bonus opportunity of 80% of his base salary and a sign-on equity grant with a value of $1,100,000 as of the date of grant.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press release issued by International Flavors & Fragrances Inc. on December 19, 2019.

104	This cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Anne Chwat
Anne Chwat
Executive Vice President, General Counsel and Corporate Secretary

Date: December 19, 2019